Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                          of the Securities Act of 1934


Filed by Registrant  [ X ]
Filed by a Party other than Registrant  [   ]

Check the appropriate box:

    [   ] Preliminary Proxy Statement
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or
                        ss. 240.14a-12


                  Corporate Property Associates 10 Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


          (Name of Person(s) Filing Proxy Statement) Michael B. Pollack

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
      14a-6(i)(1), or 14a-6(j)(2).

[   ] $500 per each party to the  controversy  pursuant to  Exchange  Act Rule
      14a-6(i)(3).

[   ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of  securities  to which  transaction  applies:
             Common Stock
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

[GRAPHIC-CPA:14 LOGO]

[LETTERHEAD FOR Corporate Property Associates 10 Incorporated
                Carey Property Advisors]


                                                                  April 30, 1999



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD MONDAY, JUNE 7, 1999



Dear CPA(R):10 Shareholder,

     On Monday, June 7, 1999, Corporate Property Associates 10 Incorporated will hold its 1999 annual meeting of shareholders at the executive offices of the company, 50 Rockefeller Plaza, New York. The meeting will begin at 3:00 p.m.

     We are holding this meeting:

     o To elect five directors for the following year; and

     o To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on March 31, 1999 are entitled to vote at the meeting.

     CPA(R):10 mailed this Proxy Statement, proxy, and its Annual Report to shareholders on or about May 3, 1999.


                                              By Order of the Board of Directors




                                              /s/ Susan C. Hyde
                                              -----------------
                                              Susan C. Hyde
                                              Secretary

     YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE BUSINESS REPLY ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


W. P. Carey &Co., Inc., 50 Rockefeller Plaza, New York, NY 10020 212-492-1100 Fax 212-977-3022

                                                                     W. P. CAREY

CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                 April 30, 1999
--------------------------------------------------------------------------------

                               QUESTIONS & ANSWERS

Who is soliciting my proxy?

     We, the directors of CPA(R):10, are sending you this Proxy Statement and the enclosed proxy.

Who is entitled to vote?

     Shareholders of CPA(R):10 as of the close of business March 31, 1999 (the Record Date) are entitled to vote at the annual meeting.

How do I vote?

     You may vote your shares either by attending the annual meeting or by proxy. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

May I revoke my proxy?

     Yes, you may revoke your proxy at any time before the meeting by voting in person, notifying CPA(R):10's secretary, or submitting a later-date proxy. The mailing address of the company is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

How many shares may vote?

     At the close of business on the Record Date, March 31, 1999, CPA(R):10 had 7,621,656 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a "quorum"?

     A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the board.

How will voting on shareholder proposals be conducted?

     We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the proxy to vote your shares on those matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

     CPA(R):10 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of Carey Property Advisors, L.P. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

When are shareholder proposals for the 2000 annual meeting due?

     We must receive any proposal which a shareholder intends to present at CPA(R):10's 2000 annual meeting of shareholders no later than December 15, 1999 in order to be included in the CPA(R):10's Proxy Statement and form of proxy relating to that meeting.

     We will provide shareholders, without charge, a copy of the Annual Report on Form 10K filed with the Securities and Exchange Commission for the year ended December 31, 1998, including the financial statements and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations at Corporate Property Associates 10 Incorporated, 50 Rockefeller Plaza, New York, New York 10020.


                              ELECTION OF DIRECTORS

     At the annual meeting, you and the other shareholders will elect five directors, each to hold office until the next annual meeting of shareholders except in the event of death, resignation or removal. If an nominee is unavailable for election, proxies will be voted for another person nominated by the board of directors. Currently, the board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the board of directors.


                       NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees, their ages, the year of election of each of the board of directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to CPA(R):10, are as follows:

WILLIAM P. CAREY
AGE: 68
DIRECTOR SINCE: 1993

     Mr. Carey, Chairman and Chief Executive Officer, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb
Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey serves on the boards of The Johns Hopkins University its medical school and School of Advanced International Studies, Templeton College of Oxford University, The James A. Baker III Institute for Public Policy at Rice University and other educational and philanthropic institutions. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that university. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CIP(R), CPA(R):12, CPA(R):14 and as a director of Carey Diversified LLC. Mr. Carey is an uncle of H.Augustus Carey.

RALPH G. COBURN
AGE: 89
DIRECTOR SINCE: 1993

     Mr. Coburn, Rear Admiral USNR (Ret.), is former President and Chief Executive Officer of Hubbard Real Estate Investments (now), an equity REIT sponsored by Merrill Lynch and listed on the New York Stock Exchange. While with Hubbard Real Estate Investments, he was also Senior Vice President and a director of Merrill Lynch Hubbard, Inc., advisor to Hubbard and a specialist in real estate and corporate finance. At Merrill Lynch Hubbard's predecessor corporation, Admiral Coburn had been engaged in a diversity of real estate activity for more than 20 years. A graduate of Harvard College, Harvard Law School and the Naval War College, Admiral Coburn previously served as managing director of the National Association of Real Estate Investment Trusts, Washington, D.C., representing the multi-billion dollar REIT industry, and also serves as a director of CIP(R) and CPA(R):12.

WILLIAM RUDER
AGE: 77
DIRECTOR SINCE: 1997

     Mr. Ruder, is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and has served on the boards of directors of the United Nations Association of the United States of America, and Junior Achievement and on the Council on Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other business, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W.P. Carey & Co., Inc. from 1987 to 1990. He also is a director of CPA(R):12 and CPA(R):14.

GEORGE E. STODDARD
AGE: 82
DIRECTOR SINCE: 1997

     Mr. Stoddard was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States
("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a Managing Director of W.P. Carey & Co., Inc. Mr. Stoddard is also a director of CIP(R), CPA(R):12 and CPA(R):14.

WARREN G. WINTRUB
AGE: 65
DIRECTOR SINCE: 1997

     Mr. Wintrub retired in 1992 from Coopers and Lybrand L.L.P. (now PricewaterhouseCoopers LLP) after 35 years. Mr. Wintrub was elected a partner in Coopers & Lybrand in 1963, specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co. Mr. Wintrub is also a director of CIP(R) and CPA(R):14.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

H. AUGUSTUS CAREY
AGE: 41

     Mr. Carey, President, is Senior Vice President and a Managing Director of W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988, was elected a First Vice President in April 1992 and a Managing Director in 1997. He also serves as President of CPA(R):10, CPA(R):12, CPA(R):14 and CIP(R). Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is a nephew of William P. Carey.

STEVEN M. BERZIN
AGE: 48

     Mr. Berzin was elected Executive Vice President, Chief Financial Officer, Chief Legal Officer and a Managing Director of W.P. Carey & Co., Inc. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President - Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985, and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a United States Circuit Judge. Mr. Berzin received a B.A. and M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School. He also serves as a director of Carey Diversified LLC.

GORDON F. DUGAN
AGE: 32

     Mr. DuGan was elected Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997 and has served as its Head of Acquisitions since October 1998. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. Mr. DuGan joined W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer. He also serves as a director of Carey Diversified LLC.

CLAUDE FERNANDEZ
AGE: 46

     Mr. Fernandez is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co., Inc. Mr. Fernandez joined W.P. Carey & Co., Inc. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co., Inc. Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

ANNE R. COOLIDGE
AGE: 30

     Ms. Coolidge joined W.P. Carey & Co. in 1993 as Assistant to the Chairman and was elected Executive Vice President and Portfolio Manager of CPA(R):10 in April 1998. Ms. Coolidge received an A.B. from Harvard College and an M.B.A. from Columbia University's Graduate School of Business.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has a standing Audit Committee which is chaired by Mr. Wintrub. The Audit Committee, which held two meetings in 1998 attended by all members, reviews on behalf of the board of directors the financial information provided to shareholders, regulatory authorities and governmental agencies for accuracy, reliability and completeness. In addition, it reviews CPA(R):10's systems of internal control and accounting policies for effectiveness in safeguarding the assets of CPA(R):10. Members of this Audit Committee include Warren G. Wintrub, William Ruder and William P. Carey.

     The board of directors does not have a standing nominating or compensation committee.

                    BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were five board meetings held in 1998. No incumbent director attended less than 75% of the total number of board and Audit Committee meetings held in 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     CPA(R):10 has no employees. Day-to-day management functions are performed by Carey Property Advisors, L.P. (the Advisor). Please see the section titled "Certain Transactions" for a description of the contractual arrangement between the company and the Advisor.

     During 1998, CPA(R):10 paid no cash compensation to any of its executive officers.

     During 1998, the directors as a group received fees of $56,250. William P. Carey and George E. Stoddard did not receive compensation for serving as directors.

                       SECURITIES OWNERSHIP BY MANAGEMENT

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of the Record Date, March 31, 1999, we know of no shareholder who owns beneficially 5% or more of the outstanding shares of CPA(R):10.

     The following table shows how many shares of CPA(R):10's common stock the directors and executive officers owned as of March 31, 1999, the Record Date. William P. Carey owned 6.22% of the common stock. No other director or executive officer beneficially owned more than 1% of the common stock. The directors and executive officers as a group did owned 6.33% of the common stock.

                                                        Shares of Common Stock
Name                                                      Beneficially Owned
----                                                      ------------------
William P. Carey                                                 473,814 (1)
Ralph G. Coburn                                                    1,000
William Ruder                                                      2,500
George E. Stoddard                                                   500
Warren Wintrub                                                     1,000
H. Augustus Carey                                                  3,000 2
Directors & Executive Officers as a Group
  (16 persons)                                                   481,814

----------
(1) Includes 436,264 shares owned by the Advisor, 12,500 shares owned by W.P. Carey & Co., and 25,050 shares owned by W.P. Carey Foundation, a charitable foundation of which Mr. Carey is Chairman. The inclusion of these shares in the table shown above is not to be construed as a representation that Mr. Carey beneficially owns such shares.

(2) Mr. Carey holds 2,000 of these shares in a custodial account for his children. Mr. Carey disclaims beneficial ownership of such shares.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission Regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the compensation committee of the board of directors (or a report of the full board of directors in the absence of a compensation committee). As noted above, CPA(R):10 has no employees and pays no compensation. As a result, the board of directors has not considered compensation policy for employees and has not included a report with this proxy statement.

                             STOCK PERFORMANCE GRAPH

     Comparison of Five - Year Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for the CPA(R):10 as compared with the S&P 500 Stock Index and a Peer Group(1).

(1) The Peer Group Index included in the Performance Graph has been constructed and calculated by CPA(R):10. The Peer Group is comprised of issuers whose securities are publicly held but for which no active trading market exists. The index has been constructed assuming a constant share price and the annual reinvestment of dividends. The issuers included in the peer group and the relative weighting of the issuers' returns in the total index (calculated using total initial market capitalization) are as follows:

                                                           1994             1995             1996           1997         1998
------------------------------------------------------------------------------------------------------------------------------
PW Independent Living Mortgage Fund, Inc.                 11.57%           5.38%            5.38%           5.38%        4.61%
PW Independent Living Mortgage Fund, Inc. II               7.97%           3.71%            3.71%           3.71%        3.18%
CPA(R):10                                                 11.08%           5.15%            5.15%           5.15%        4.41%
CIP(R)                                                    25.85%          12.03%           12.03%          12.03%        10.30%
CPA(R):12                                                 43.54%          20.26%           20.26%          20.26%        17.35%
CNL American Properties                                    0.00%          53.46%           53.46%          53.46%        45.77%
CPA(R):14                                                  0.00%           0.00%            0.00%           0.00%        9.81%
CNL Hospitality Properties                                 0.00%           0.00%            0.00%           0.00%        2.65%
Wells Real Estate Investment Trust                         0.00%           0.00%            0.00%           0.00%        1.93%

                              CERTAIN TRANSACTIONS

     William P. Carey, Chief Executive Officer, is a member of the company's board of directors. During 1998, the Advisor, a Pennsylvania limited partnership whose general partner is Carey Fiduciary Advisors, Inc., and whose limited partners are William P. Carey and Francis J. Carey, was retained by the company to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to the company. William P. Carey owns all of the outstanding stock of Carey Fiduciary Advisors. For the services it provides to the company, the Advisor earns an asset management fee and a performance fee, each equal to a percentage of the average invested assets of the company for the preceding month, payable monthly. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 1998, the asset management and performance fees earned by the Advisor were $807,050 and $807,050, respectively. The performance fee will be paid at a future time if certain performance criteria are satisfied.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) as our independent public accountants, and we have selected PricewaterhouseCoopers LLP as auditors for 1999.

     A representative of PricewaterhouseCoopers LLP will be available at the annual meeting to make a statement and respond to questions.

                               6 REVOCABLE PROXY
                  CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

 [X]    PLEASE MARK VOTES
        AS IN THIS EXAMPLE
                    Proxy for Annual Meeting of Shareholders
                                  June 7, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

  The undersigned shareholder of Corporate Property Associates 10 Incorporated appoints H. Augustus Carey and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in
Corporate Property Associates 10 Incorporated at the Annual Meeting of shareholders to be held on June 7, 1999 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1.   Election of Directors for the One-Year Term Expiring in 2000:

                                                        For All
              [   ] For      [   ] Withhold      [   ]  Except

     William P. Carey              Ralph G. Coburm                William Ruder
               George E. Stoddard                      Warren Wintrub

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------

2. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

               [   ] For      [   ] Against      [   ] Abstain

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, AND (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                         Please be sure to sign and date
                          this Proxy in the box below.

                    ________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above

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                  CORPORATE PROPERTY ASSOCIATES 10 INCORPORATED

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                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY